Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Apollo Medical Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other(3)	1,320,150(2)	$30.05(3)	$39,670,507.50	$147.60 per $1,000,000	$5,855.37
Equity	Common Stock, $0.001 par value per share	Other(5)	679,850(4)	$30.81(5)	$20,946,178.50	$147.60 per $1,000,000	$3,091.66
Total Offering Amounts					$60,616,686.00		$8,947.03
Total Fee Offsets							N/A
Net Fee Due							$8,947.03

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), of Apollo Medical Holdings, Inc. that may be offered or issued under the Apollo Medical Holdings, Inc. 2015 Equity Incentive Plan (as amended) (the “2015 Plan”) as a result of any adjustment to prevent dilution by reason of any stock dividend, stock split, reverse stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock reserved for future issuance under the 2015 Plan.

(3)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock as reported on The Nasdaq Stock Market LLC on October 27, 2023, which date is within five business days prior to filing this Registration Statement.

(4)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options under the 2015 Plan.

(5)	Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee and based on the weighted-average exercise price (rounded to the nearest cent) of the outstanding stock options under the 2015 Plan.